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Exhibit 4.6

EXECUTION COPY

         FALCONBRIDGE LIMITED
(an Ontario corporation)

5.375% Notes due 2015

PURCHASE AGREEMENT

        Dated: May 22, 2003

FALCONBRIDGE LIMITED
(an Ontario corporation)

US$250,000,000 5.375% Notes due 2015

PURCHASE AGREEMENT

May 22, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013-2339

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

        Falconbridge Limited, an Ontario corporation (the "Company"), confirms its agreement with Citigroup Global Markets Inc. ("Citigroup") and Deutsche Bank Securities Inc. ("Deutsche Bank") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup and Deutsche Bank are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of US$250,000,000 aggregate principal amount of the Company's 5.375% Notes due 2015 (the "Securities"). The Securities are to be issued pursuant to a trust indenture dated as of August 21, 1995 between the Company and Montreal Trust Company of Canada (now Computershare Trust Company of Canada), as trustee (the "Trustee"), as supplemented by a first supplemental indenture dated as of September 12, 2001 among the Company, Montreal Trust Company of Canada and Computershare Trust Company of Canada (collectively, the "Indenture"). The term "Indenture," as used herein, includes the Officer's Certificate (as defined in the Indenture) establishing the form and terms of the Securities pursuant to Sections 201 and 301 of the Indenture.

        The Company has prepared and filed a preliminary short form base shelf prospectus and a final short form base shelf prospectus in respect of the Securities with the Ontario Securities Commission (the "Reviewing Authority") and has been issued MRRS decision documents under National Policy 43-201: Mutual Reliance Review System for Prospectuses and AIFs (a "Receipt") by the Reviewing Authority for such preliminary short form base shelf prospectus and final short form base shelf prospectus, as amended. The term "Canadian Basic Prospectus" means the short form base prospectus of the Company dated October 1, 2001, as amended by Amendment No. 1 dated May 6, 2003, at the time the Reviewing Authority issued its final Receipt with respect thereto in accordance with the rules and procedures established under the securities laws, rules, regulations and published policy statements applicable in the Province of Ontario (the "Ontario Securities Law") and National Instrument 44-101: Short Form Prospectus Distributions and National Instrument 44-102: Shelf Distributions (collectively, the "Shelf Procedures"). The term "Canadian Prospectus" means the prospectus supplement relating to the offering of the Securities first filed with the Reviewing Authority pursuant to the Shelf Procedures following the execution of this Agreement by the parties hereto, together with the Canadian Basic Prospectus for which a final Receipt was issued by the Reviewing Authority, including all documents incorporated therein by reference; provided that prior to the time of filing such prospectus supplement, "Canadian Prospectus" shall mean the Canadian Basic Prospectus including all documents incorporated therein by reference together with any preliminary prospectus supplement relating to the offering of the Securities used by the Underwriters.

        The Company has also filed with the Securities and Exchange Commission (the "Commission") registration statements on Form F-9 (Nos. 333-13920 and 333-105399) providing for the registration of the Company's debt securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"). Such registration statements, which include the Canadian Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-9 and the applicable rules and regulations of the Commission), in the form heretofore delivered or to be delivered to the Underwriters, including exhibits to such registration statements and all documents incorporated by reference in the prospectus contained therein, have become effective pursuant to Rule 467. Such registration statements, including any exhibits and all documents incorporated therein by reference, as of the time they became effective, and in the event of any post-effective amendments, as of the date of the effectiveness of such amendment, are collectively referred to herein as the "Registration Statement". The prospectus included in Registration Statement No. 333-105399 shall be referred to herein as the "U.S. Basic Prospectus", and the U.S. Basic Prospectus together with the prospectus supplement relating to the offering of the Securities first filed with the Commission pursuant to General Instruction II.K of Form F-9 following the execution of this Agreement by the parties hereto is referred to herein as the "U.S. Prospectus"; provided that, prior to the filing of such supplement, the term "U.S. Prospectus" shall mean the U.S. Basic Prospectus together with any preliminary prospectus supplement relating to the offering of the Securities used by the Underwriters.

        Each of the Company and the Trustee has prepared and filed with the Commission an appointment of agent for service of process upon the Company and the Trustee, respectively, on Form F-X in conjunction with the filing of the Registration Statement (collectively, the "Form F-Xs").

SECTION 1. Representations and Warranties.

  (a)
  Representations and Warranties by the Company.

        The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i)    Final Receipt; Effectiveness; No Stop Order.    The Reviewing Authority has issued final Receipts dated October 1, 2001 and May 13, 2003 with respect to the Canadian Basic Prospectus evidencing the final filing, and no order suspending the distribution of the Securities has been issued by the Reviewing Authority and no proceeding for that purpose has been initiated or, to the best of the Company's knowledge, threatened by the Reviewing Authority, and any request on the part of the Reviewing Authority for additional information has been complied with. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for such purpose have been instituted or are pending before or, to the best of the Company's knowledge, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          (ii)   Compliance with U.S. and Canadian Securities Laws.    (A) As of their respective dates, each document filed or to be filed with the Reviewing Authority and incorporated by reference in the Canadian Prospectus complied or will comply when so filed in all material respects with the requirements of Ontario Securities Law and the Shelf Procedures and, as of their respective dates, none of such documents contained or will contain when so filed an untrue statement of a material fact or omitted or will omit when so filed to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Canadian Prospectus and the Registration Statement, together with any documents filed in connection therewith and all documents incorporated by reference therein, will have been delivered to the Representatives within one day after the date of this Agreement and, since the time that the Reviewing Authority issued a Receipt for the Canadian Basic Prospectus, no other document with respect to the Canadian Basic Prospectus or the Registration Statement, any amendment thereto or any document incorporated by reference therein has been or will be filed or transmitted for filing with the Reviewing Authority or the Commission by or on behalf of the Company, except for (x) the prospectus supplement in the form previously delivered to the Representatives and (y) any other documents filed or transmitted for filing subsequent to the time that the Reviewing Authority issued a Receipt for the Canadian Basic Prospectus, copies of which have been delivered to the Representatives; (C) the Company meets the general eligibility requirements for use of Form F-9 under the 1933 Act and is eligible to use the Shelf Procedures and is eligible to file a short form prospectus with the Reviewing Authority; (D) as of the date of the execution of this Agreement by the parties hereto and as of the Closing Time, the information and statements contained in the Canadian Basic Prospectus and the Canadian Prospectus constitute, and will constitute, full, true and plain disclosure of all material facts; (E) on the date each is filed, and at the Closing Time, the U.S. Basic Prospectus conformed, and will conform, to the Canadian Basic Prospectus, and as of the date hereof and at the Closing Time, the U.S. Prospectus conforms and will conform to the Canadian Prospectus, except for such deletions therefrom and additions thereto as are permitted or required by Form F-9 and the applicable rules and regulations of the Commission; (F) each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the U.S. Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder; (G) the Registration Statement, when it became effective and at the Closing Time, did not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (H) when the Registration Statement became effective and at the Closing Time, each of the Registration Statement, the U.S. Basic Prospectus and the U.S. Prospectus complies, and will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"); and (I) the U.S. Prospectus does not contain and, as amended or supplemented, if applicable, at the Closing Time will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a)(ii) do not apply to information, statements or omissions in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus based upon information relating to an Underwriter furnished to the Company in writing by such Underwriter through a Representative expressly for use therein.

          (iii)  Independent Accountants.    Deloitte & Touche LLP, who are reporting upon the audited financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus are independent within the meaning of the Business Corporations Act (Ontario), Ontario Securities Law and any other applicable Canadian securities laws and regulations and policies thereunder, and are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)  Financial Statements.    The consolidated financial statements included or incorporated by reference in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of earnings, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said consolidated financial statements comply as to form with the applicable accounting requirements of the 1933 Act, the Business Corporations Act (Ontario), the Ontario Securities Law and the laws of Canada applicable therein and have been prepared in conformity with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the U.S. Prospectus and the Canadian Prospectus presents fairly the information shown therein. Such financial information has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus except, in the case of information for the three month period ended March 31, 2003, for the changes in accounting policies described in Note 2 to the consolidated financial statements for such period.

          (v)   No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement, in the U.S. Prospectus and in the Canadian Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common shares, the Preferred Shares Series 1 and the Preferred Shares Series 2 of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)  Good Standing of the Company.    The Company has been duly amalgamated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and in the Canadian Prospectus and to enter into and perform its obligations under this Agreement, except where the failure to have such power or authority (other than corporate power and capacity) would not reasonably be expected to result in a Material Adverse Effect; and the Company is duly registered to transact business as an extra-provincial corporation and is in good standing in each other jurisdiction in which such registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries.    Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus and in the Canadian Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit A hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. The Company or one of its subsidiaries owns 44% of Compania Minera Dona Ines de Collahuasi S.C.M. ("Collahuasi") (which owns and operates the Collahuasi mine referred to in the Corporation's Annual Information Form dated April 30, 2003), free and clear of any pledge, lien, security interest, charge, claim or encumbrance, except for the joint venture agreement between the shareholders of Collahuasi in respect thereof and a pledge and grant of security interest therein in favor of certain lenders to Collahuasi.

          (viii) Capitalization.    The authorized, issued and outstanding capital stock of the Company as at March 31, 2003 is as set forth in the U.S. Prospectus and in the Canadian Prospectus in the column entitled "Actual" under the caption "Capitalization". The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

          (ix)  Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

          (x)   Authorization of the Indenture.    The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and the 1939 Act Regulations and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder; the Indenture complies with all applicable provisions of the Business Corporations Act (Ontario).

          (xi)  Authorization of the Securities.    The Securities have been duly authorized and, at the Closing Time (as defined below), will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xii) Description of the Securities and the Indenture.    The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the U.S. Prospectus and in the Canadian Prospectus.

          (xiii) Absence of Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other governing agreements or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the U.S. Prospectus and in the Canadian Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Event or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other governing agreements of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

          (xiv) Absence of Labor Dispute.    No labor dispute with the employees of the Company or any subsidiary thereof exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (xv) Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (xvi) Accuracy of Exhibits; Filings in Canada.    There are no contracts or documents which are required by Ontario Securities Laws to be described in the Registration Statement, in the U.S. Prospectus or in the Canadian Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

        Additionally, there are no reports or information that in accordance with the requirements of Ontario Securities Laws must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; there are no documents, other than the prospectus supplement relating to the Securities and a copy of this Agreement, required to be filed with the Reviewing Authority in connection with the Canadian Prospectus that have not been filed as required.

          (xvii) Possession of Intellectual Property.    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xviii) Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under Ontario Securities Law, the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

          (xix) Possession of Licenses and Permits.    The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

          (xx) Title to Property.    The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as would not reasonably be expected to have a Material Adverse Effect; and all of the mining leases, exploitation permits, exploitation concessions, mining concessions, mining claims (collectively, "Mining Rights"), leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the U.S. Prospectus and in the Canadian Prospectus, are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to result in a Material Adverse

  Effect; and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the Mining Rights, leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the Mining Rights or of the leased or subleased premises under any such lease or sublease, except such claims as would not reasonably be expected to result in a Material Adverse Effect.

          (xxi) Compliance with Cuba Act.    The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder, or is exempt therefrom.

          (xxii) Investment Company Act.    The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the U.S. Prospectus and in the Canadian Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii) Environmental Laws.    Except as described in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxiv) Taxes and Duties.

  (a)
  All interest and other distributions and payments on the Securities held by holders thereof who are not resident in, or deemed to be resident in, Canada for purposes of the Income Tax Act (Canada) will not be subject to withholding or other taxes under the laws and regulations of Canada or any political subdivision thereof and are otherwise free and clear of any other tax, withholding or deduction in Canada or any political subdivision thereof without the necessity of obtaining any Governmental Licenses in Canada or any political subdivision thereof.

  (b)
  Except as described in the U.S. Prospectus and Canadian Prospectus, or as has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable under applicable laws or regulations in connection with the creation, issuance or delivery of the Securities, the transfer of any of the Securities or with respect to the execution and delivery of any performance by the respective parties under this Agreement or any other documents pertaining to this offering.

  (c)
  No withholding tax or other taxes imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment of the commissions contemplated by this Agreement to an Underwriter, provided the Underwriter deals at arm's length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)), and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.

  (d)
  No goods and services tax imposed under the federal laws of Canada will be payable in respect of the payment of the commissions as contemplated by this Agreement to an Underwriter, provided that any such commissions are in respect of services performed by the Underwriter wholly outside of Canada.

          (xxv) Compliance with Sanction Regulations.    Neither the sale of the Securities by the Company hereunder nor the use of proceeds thereof will cause any U.S. person participating in the Offering, either as underwriter and/or purchasers of the Securities, to violate the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any enabling legislation or executive order relating thereto (the "Sanctions Regulations").

          (xxvi) Foreign Corrupt Practices Act.    Neither the Company, its subsidiaries and the businesses now run by the Company and its subsidiaries, nor any of their respective officers or directors, nor, to the knowledge of the Company, any of their respective supervisors, managers, agents, or employees have, directly or indirectly, (A) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Canada Corruption of Foreign Public Officials Act, or the rules and regulations promulgated thereunder.

          (xxvii) Proven and Provable Reserves.    The information set forth or incorporated by reference in the Canadian Prospectus and the U.S. Prospectus relating to the estimates by the Company of the proven and probable mineral reserves and of the measured, indicated and inferred mineral resources as at the dates specified have been reviewed and verified by the Company and the reserve and resource information has been prepared in accordance with generally accepted definitions and criteria applicable in the mining industry in Canada, including, but not limited to, the requirements of National Instrument 43-101 — Standards of Disclosure for Mineral Projects.

          (xxviii) Market Manipulation.    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its affiliates or any person acting on behalf of any of them has, directly or indirectly, (x) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, or (y) since the filing of the Registration Statement (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except, in the case of (II), for underwriting and agency fees paid in connection with the issue and sale by the Company of its 8.50% debentures due 2008, its 7.35% notes due 2012 and its flow-through common shares and (ii) fees paid in connection with purchases of the Company's common shares made pursuant to a normal course issuer bid over the facilities of the Toronto Stock Exchange.

          (xxix) No Event of Default.    On and as of the date hereof, no event has occurred or is continuing which constitutes, or with notice or lapse of time would constitute, an Event of Default (as defined in the Indenture).

          (xxx) No Approvals Required for U.S. Dollar Payments.    Except as described in the U.S. Prospectus and Canadian Prospectus, no exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency of or in or any political subdivision thereof is required, and no prohibitions exist against, for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Indenture, the Securities, this Agreement or any other documents pertaining to this offering.

          (xxxi) Choice of Law; Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. The Company has the power to submit and pursuant to Section 11 of this Agreement and Section 113 of the Indenture has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme

  Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the documents pertaining to this offering or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Securities by the Company under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and has the power to designate, appoint and empower and pursuant to Section 11 of this Agreement and Section 113 of the Indenture has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

          (xxxii) Waiver of Immunities.    The Company, and its obligations under the documents pertaining to this offering, are subject to civil and commercial law and to suit and neither the Company nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement or any other documents pertaining to this offering; and, to the extent that the Company or any of the properties, assets or revenues of the Company may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in such documents pertaining to this offering.

  (b)
  Officer's Certificates.

        Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

  (a)
  Securities.

        On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

  (b)
  Payment.

        Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of McCarthy Tétrault LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Deutsche Bank, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

  (c)
  Denominations; Registration.

        Certificates for the Securities shall be in such denominations (US$1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Securities, which may be in temporary form, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company.

        The Company covenants with each Underwriter as follows:

  (a)
  Compliance with Securities Regulations and Commission Requests.

        Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement or supplement to the Canadian Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representatives objects. Subject to the foregoing sentence, the Company will prepare the Canadian Prospectus and the U.S. Prospectus in relation to the Securities in a form approved by the Representatives and shall file (i) such Canadian Prospectus and a copy of this Agreement with the Reviewing Authority in accordance with Ontario Securities Law and the Shelf Procedures and (ii) such U.S. Prospectus with the Commission pursuant to General Instruction II.K. of Form F-9 not later than the Commission's close of business on the business day following the date of the filing thereof with the Reviewing Authority. The Company will promptly file all reports required to be filed by it with the Reviewing Authority pursuant to Ontario Securities Law and with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Canadian Prospectus has been filed or receipted, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Canadian Basic Prospectus or any amended Canadian Prospectus or U.S. Prospectus has been filed with the Reviewing Authority or the Commission, of the issuance by the Reviewing Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Reviewing Authority or the Commission for the amending or supplementing of the Registration Statement, the Canadian Basic Prospectus, the Canadian Prospectus, the U.S. Basic Prospectus or the U.S. Prospectus or for additional information relating to the Securities; and, the Company will make every reasonable effort to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly make every effort to obtain the withdrawal of such order.

  (b)
  Filing of Amendments.

        If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Canadian Prospectus or the U.S. Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Canadian Prospectus or the U.S. Prospectus to comply with Ontario Securities Law, the 1933 Act or the 1934 Act, or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Reviewing Authority and the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Canadian

Prospectus, U.S. Prospectus and Registration Statement to the Representatives in such quantities as it may reasonably request.

  (c)
  Delivery of Filed Documents.

        The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Canadian Basic Prospectus and the Canadian Prospectus, approved, signed and certified as required by the Ontario Securities Law and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein and including a signed copy of each Form F-X), signed copies of all consents and certificates of experts and as many copies of the U.S. Prospectus and of the Canadian Prospectus (each as amended or supplemented) as such Underwriter may reasonably request.

  (d)
  Blue Sky Qualifications.

        The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required for the sale of the Securities. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

  (e)
  Rule 158.

        The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

  (f)
  Use of Proceeds.

        The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the U.S. Prospectus and in the Canadian Prospectus under "Use of Proceeds".

  (g)
  Restriction on Sale of Securities.

        During a period of 90 days from the date of the U.S. Prospectus and of the Canadian Prospectus, the Company will not, without the prior written consent of Citigroup and Deutsche Bank, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

  (h)
  Compliance with Sanctions Regulations.

        Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action that will result in a violation by any U.S. person participating in the offering of the Sanctions Regulations with respect to the sale of the Securities hereunder and the use of proceeds thereof. Without limiting the foregoing, the Company will not use the proceeds of the sale of the Securities to fund any activities or business with any entity or individual with respect to which U.S. persons are prohibited from doing business under the Sanctions Regulations.

SECTION 4. Payment of Expenses.

  (a)
  Expenses.

        The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, any preliminary prospectuses, the U.S. Basic Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus, the Canadian Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters including any stamp or transfer taxes in connection with the original issuance and sale of the Securities, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including the filing fees incident to any necessary filings under state securities laws and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the U.S. Prospectus and the Canadian Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (ix) any fees payable in connection with the rating of the Securities, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (xi) all expenses in connection with the marketing of the Securities. It is understood, however, that, except as otherwise specifically provided in this Section 4(a) and Section 4(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, including the expenses of any "tombstone" advertisement related to the offering of the Securities; provided, that no such tombstone advertising shall be published without the prior approval of the Company, which approval shall not be unreasonably withheld.

  (b)
  Termination of Agreement.

        If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters' Obligations.

        The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

  (a)
  Effectiveness of Canadian Prospectus and Registration Statement.

        The Canadian Prospectus has been filed with the Reviewing Authority under the Shelf Procedures and a Receipt obtained therefor; the U.S. Prospectus has been filed with the Commission pursuant to General Instruction II.K of Form F-9 under the 1933 Act within the applicable time period prescribed for filing and the Registration Statement and all post-effective amendments have become effective; and, at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, no order of the Reviewing Authority to cease distribution of the Securities under the Canadian Prospectus as amended or supplemented has been issued, and no proceedings for such purpose have been instituted or threatened, and all requests for additional information on the part of the Commission or the Reviewing Authority shall have been complied with.

  (b)
  Opinion of Counsel for Company.

        At Closing Time, the Representatives shall have received the favorable opinions, addressed to the Underwriters and dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson and McCarthy Tétrault LLP, U.S. and Canadian counsel for the Company, respectively, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit B and C hereto.

  (c)
  Opinion of Counsel for Underwriters.

        At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, U.S. counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the issuance and sale of the Securities, the Indenture and other related matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions, other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

  (d)
  Officers' Certificate.

        At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the U.S. Prospectus and in the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Commission or the Reviewing Authority and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission or the Reviewing Authority.

  (e)
  Accountants' Comfort Letter.

        At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Prospectus and the Canadian Prospectus.

  (f)
  Bring-down Comfort Letter.

        At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

  (g)
  Maintenance of Rating.

        At Closing Time, the Securities shall be rated at least Baa3 by Moody's Investors Service Inc., BBB- by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and BBB (high) by Dominion Bond Rating Service Limited, and the Company shall have delivered to the Representatives a letter dated as of Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

  (h)
  Additional Documents.

        At Closing Time, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

  (i)
  No Objection.

        The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

  (j)
  Termination of Agreement.

        If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 11 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

  (a)
  Indemnification of Underwriters.

        The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

    (i)
    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the U.S. Basic Prospectus or the U.S. Prospectus or the Canadian Basic Prospectus

      or the Canadian Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (ii)
    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

    (iii)
    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus or the Canadian Basic Prospectus or the Canadian Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the U.S. Prospectus or Canadian Prospectus, as then amended or supplemented if: the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date and in sufficient quantity to allow for distribution by the Closing Date) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the U.S. preliminary prospectus supplement or Canadian preliminary prospectus supplement which was corrected in the U.S. Prospectus or Canadian Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such U.S. Prospectus or Canadian Prospectus, as applicable, was required by law to be delivered at or prior to the written confirmation of sale to such person.

  (b)
  Indemnification of Company, Directors and Officers.

        Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Canadian Basic Prospectus or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus or the Canadian Basic Prospectus or the Canadian Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Basic Prospectus or the U.S. Prospectus or the Canadian Basic Prospectus or the Canadian Prospectus (or any amendment or supplement thereto).

  (c)
  Actions against Parties; Notification.

        Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

  (d)
  Settlement without Consent if Failure to Reimburse.

        If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

        All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

  (a)
  Termination; General.

        The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the U.S. Prospectus and in the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Canada or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of Falconbridge Limited has been suspended or materially limited by the Commission, the Reviewing Authority, or The Toronto Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market or The Toronto Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Reviewing Authority, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe or with respect to The Canadian Depository For Securities Limited in Canada, or (iv) if a banking moratorium has been declared by any United States Federal, New York State or Canadian authorities.

  (b)
  Liabilities.

        If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 11 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

        If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a)   if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)   if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except the expenses to be borne by the Company and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements in Sections 6 and 7 hereof.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, U.S. Prospectus or Canadian Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

SECTION 11. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

        By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (or any successor) (together with any successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Securities, that may be instituted in any federal or New York state court in the Borough of Manhattan in The City of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its Corporate Secretary at its principal office in Toronto, Ontario, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Securities shall be outstanding.

        The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally, to the fullest extent permitted by law, waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law; provided, however, that nothing in this paragraph shall require the Company to attorn to the jurisdiction of any court, other than any United States federal or state court located in the Borough of Manhattan, The City of New York, as provided above.

        The provisions of this Section shall survive any termination of this Agreement, in whole or in part.

SECTION 12. Judgment Currency.

        The Company, on the one hand, and each Underwriter, on the other, agrees to indemnify the other party against any loss incurred by such party as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such party is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 13. Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to each of (1) Citigroup Global Markets Inc., Office of the General Counsel (fax no.: (212) 816-7912) and confirmed to General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York, 10013, and (2) Deutsche Bank Securities Inc., Debt Capital Markets, fax: 212-797-2202, 60 Wall Street New York, New York 10005; and notices to the Company shall be directed to it at Falconbridge Limited, 181 Bay Street, Suite 200, Toronto, Ontario, Canada, M5J 2T3, attention of Julia K. Sievwright.

SECTION 14. Parties.

        This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW AND TIME.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Effect of Headings.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 17. Counterparts.

        This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours, FALCONBRIDGE LIMITED
By:	/s/ MICHAEL DOOLAN
Name:	Michael Doolan
Title:	Senior Vice President & Chief Financial Officer
By:	/s/ AARON REGENT
Name:	Aaron Regent
Title:	Chief Executive Officer
CONFIRMED AND ACCEPTED, as of the date first above written:
CITIGROUP GLOBAL MARKETS INC. DEUTSCHE BANK SECURITIES INC.
By: Citigroup Global Markets Inc.
By:	MOHIT BHALLA Authorized Signatory
By:	Deutsche Bank Securities Inc.
By:	MATTHEW SIRACUSE Authorized Signatory
By:	NIGEL CREE Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	Principal Amount of Securities
Citigroup Global Markets Inc.	US$	81,250,000
Deutsche Bank Securities Inc.		81,250,000
Barclays Capital Inc.		17,500,000
BNP Paribas Securities Corp.		17,500,000
HSBC Securities (USA) Inc.		17,500,000
SG Cowen Securities Corporation		17,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		12,500,000
Trilon International Inc.		5,000,000
Total	US$	250,000,000

SCHEDULE B
FALCONBRIDGE LIMITED

US$250,000,000 5.375% Notes due 2015

        1.    The initial public offering price of the Securities shall be 99.903% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

        2.    The purchase price to be paid by the Underwriters for the Securities shall be 99.228% of the principal amount thereof.

        3.    The interest rate on the Notes shall be 5.375% per annum.

        4.    The Notes will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date, calculated on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus in each case accrued interest thereon to the date of redemption.

        Exhibit A

SIGNIFICANT SUBSIDIARIES

Name	Percentage Ownership
Falconbridge Limited	100
Falconbridge Nikkelverk, Aktieselskap	100
New Quebec Raglan Mines Limited	100
Société minière Raglan du Québec Ltée	100
Falconbridge (Japan) Ltd.	100
Falconbridge Dominicana, C. por A.	85.26
Natresco Incorporated	100
Falconbridge U.S., Inc.	100
Falconbridge International (Investments) Limited	100
Falconbridge International Limited	100
Falconbridge Europe S.A.	100
Falconbridge Chile S.A.	100
CMDIC Holdings Limited	100
Falconbridge Collahuasi Limited	100
CMLB Holdings Limited	100
Compania Minera Falconbridge Lomas Bayas	100

Exhibit B

OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
COMPANY'S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

Direct Phone: 212.859.8280
Facsimile: 212.859.8586
blackke@ffhsj.com

May [    ], 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013-2339

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

        We have acted as special counsel for Falconbridge Limited, an Ontario corporation (the "Company"), in connection with the issuance (the "Issuance") by the Company of $250,000,000 aggregate principal amount of 5.375% Notes due 2015 (the "Securities"). The Securities are to be offered pursuant to a Purchase Agreement, dated May 22, 2003 (the "Purchase Agreement") among Citigroup Global Capital Markets Inc, Deutsche Bank Securities, each of the other Underwriters named in Schedule A thereto and the Company. We are furnishing this letter to you pursuant to Section 5(b) of the Purchase Agreement. All capitalized terms used herein that are defined in, or referred to in, the Purchase Agreement have the meanings assigned to such terms in the Purchase Agreement or by reference therein, unless otherwise defined herein. As used herein, the term "Indenture" refers to the Trust Indenture, made as of August 21, 1995 (the "Base Indenture"), between the Company and Montreal Trust Company of Canada, as original trustee, as supplemented by a Supplemental Trust Indenture, made as of September 12, 2001 (the "First Supplemental Indenture" and collectively with the Base Indenture, the "Indenture"), among the Company, Montreal Trust Company of Canada and Computershare Trust Company of Canada, as successor trustee (the "Trustee") and an officer's certificate dated as of May [    ], 2003 (the "Officers' Certificate"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and (ii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in Section 1(a) of the Purchase Agreement and certificates and oral or written statements and other information of or from representatives of the Company and others. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm engaged in the representation of the Company in connection with the Issuance.

        We have assumed for purposes of the opinions expressed herein, that (i) the Trustee has the power to enter and perform the Indenture, (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and is valid and binding upon the Trustee and (iii) the Securities have been duly authenticated and delivered by the Trustee.

        Our opinion in paragraph 1 below as to the effectiveness of the Registration Statement and as to the absence of any stop order or proceedings as to the effectiveness of the Registration Statement is based, in each case, upon oral advice received from a member of the staff of the Commission at approximately 9:00 a.m. on the date hereof. Our opinion in paragraph 2 below is based solely upon our review of a good standing certificate dated May             , 2003, from the Secretary of the Commonwealth of the Commonwealth of Pennsylvania and written confirmation by CT Corporation at the Closing Time of such continued good standing. With reference to our opinions in paragraphs 6 and 9 below, our opinions are limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement.

        Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, and in reliance to the extent hereinafter stated upon the opinions of other counsel as referred to herein, we are of the opinion that:

1.
The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto was made in accordance with General Instruction II.K of Form F-9; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been or are pending or threatened by the Commission; and the Form F-Xs filed by the Company referred to in Part II of the Registration Statement were filed with the Commission prior to the effectiveness of the Registration Statement.

2.
Falconbridge U.S., Inc. is a corporation in good standing under the laws of the jurisdiction of its incorporation.

3.
Assuming the due authorization, execution and delivery of the Purchase Agreement by the Company under Canadian federal and Ontario laws, the Purchase Agreement (to the extent that the execution and delivery thereof are governed by the laws of the State of New York) has been executed and delivered by the Company.

4.
Assuming the due authorization, execution, issuance and delivery of the Securities by the Company under Canadian federal and Ontario law, the Securities (to the extent that the execution, issuance and delivery thereof are governed by the laws of the State of New York) have been duly executed, authenticated, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and are entitled to the benefits provided by the Indenture, as supplemented by the Officers' Certificate; and the Indenture has been qualified under the 1939 Act.

5.
Assuming the due authorization, execution and delivery of each of the Base Indenture and the First Supplemental Indenture by the Company under Canadian federal and Ontario law, the Indenture, as supplemented by the Officers' Certificate, (to the extent that the execution and delivery thereof are governed by the laws of the State of New York) has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

6.
No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required on the part of the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Purchase Agreement or the Indenture, as supplemented by the Officers' Certificate, except such as have been obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or by the National Association of Securities Dealers, Inc. in connection therewith.

7.
The statements set forth in the U.S. Prospectus under the caption "Certain Income Tax Considerations — Certain United States Federal Income Tax Considerations" insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair descriptions of the matters referred to therein; and the statements in the U.S. Prospectus under the captions "Description of the Notes" and "Description of Debt Securities", insofar as such statements constitute descriptions of the Securities and the Indenture, are fair descriptions of the matters referenced therein.

8.
Assuming the compliance of the U.S. Prospectus, including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Province of Ontario, as interpreted and applied by the Ontario Securities Commission, and other requirements of Canadian law, the Registration Statement and the U.S. Prospectus (other than the financial statements, notes or schedules and other financial or accounting data included therein or omitted therefrom, as to which we express no opinion) appear on their face to be appropriately responsive as to form in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder.

9.
The issue and sale of the Securities and the compliance with all of the provisions of the Securities, the Indenture, as supplemented by the Officers' Certificate, and the Purchase Agreement by the Company and the consummation on the part of the Company of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under, or to our knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (A) the agreements set forth in Annex A (except that we do not express any opinion with respect to any violation or default not readily ascertainable from the face of any such agreement or instrument or arising under or based upon any cross-default provision insofar as it relates to a default under an agreement or instrument not so listed), (B) any applicable United States federal or New York State law, statute, rule or regulation (except that we express no opinion in this paragraph 9 with regard to the application of any United States federal or state securities laws, statutes, rules or regulations (including the 1939 Act)) or (C) any judgment, order or decree (as identified to us in an officer's certificate of the Company attached hereto) of any United States federal or New York state government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company or its subsidiaries or any of their properties or assets, except such conflicts, breaches, violations, defaults, Repayment Events, liens, charges and encumbrances related to the opinions set forth in (A), (B) and (C) of this paragraph 9 which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        In the course of the preparation by the Company of the Registration Statement and the U.S. Prospectus, we have participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company, at which the contents of the Registration Statement and the U.S. Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this letter, we participated in additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company, at which the contents of the Registration Statement and the U.S. Prospectus were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the U.S. Prospectus, except as set forth in paragraph 7 above and have made no independent check or verification thereof. Subject to the foregoing and on the basis of information gained in the course of the performance of the services referred to above, including information obtained from officers and representatives of, and the independent public accountants for, the Company, no facts have come to our attention that have caused us to believe that the Registration Statement, at the date of the Purchase Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the U.S. Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Further, subject to the foregoing, no facts have come to our attention in the course of the proceedings described in the second sentence of this paragraph that have caused us to believe that the U.S. Prospectus as of the date and time of delivery of this letter contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no view or belief with respect to financial statements, notes or schedules and other financial or accounting data included in or omitted from the Registration Statement or U.S. Prospectus.

        The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of New York, as currently in effect. Insofar as the opinions set forth herein pertain to matters relating to the federal and provincial laws of Canada, we have relied, with your consent, on the opinion of McCarthy Tétrault delivered pursuant to Section 5(b) of the Purchase Agreement. To the extent such opinion contains conditions and limitation, we are incorporating such conditions and limitations herein. Insofar as the opinions and beliefs set forth above address the Prospectus and the documents incorporated therein by reference, and insofar as such documents were prepared in accordance with the requirements of the securities laws, rules or regulations of the Province of Ontario, Canada, as interpreted and applied by the OSC, and other requirements of Canadian law, we do not express any opinion or belief with respect to the compliance of such documents with such requirements.

        We express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, the Officers' Certificate or the Securities:

  (i)
  relating to indemnification, contribution, or exculpation;

  (ii)
  containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of such agreements to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

  (iii)
  related to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York and applying the law of the State of New York; and

  (iv)
  specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement.

        We express no opinion as to the validity, binding effect or enforceability of Section 114 of the Base Indenture or Section 12 of the Purchase Agreement providing for the Company's indemnity against loss in connection with obtaining a court judgment in another currency.

        The opinions set forth above are subject to the following qualifications:

  (i)
  applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and

  (ii)
  general principles of equity, including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

        The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

        The opinions expressed herein are solely for your benefit in connection with the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including any person that acquired Securities from you) and may not be quoted in whole or in part without our prior written consent, except that McCarthy Tétrault may rely on this letter for purposes of their opinion pursuant to Section 5(b) of the Purchase Agreement, as if it were addressed to them. In addition, this letter and its benefits are not assignable, without our prior written consent, to any person that acquires Securities from you.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
By:	Kenneth R. Blackman

        Annex A

1.
Indenture

        Exhibit C

OPINION OF MCCARTHY TÉTRAULT LLP
COMPANY'S CANADIAN COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

        Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement.

  (i)
  The Company has been amalgamated and is existing as a corporation under the laws of the Province of Ontario, with the corporate power and capacity to own its properties and conduct its business as described in the Canadian Prospectus;

  (ii)
  The Company has an authorized capitalization as set forth in the Canadian Prospectus;

  (iii)
  New Québec Raglan Mines Limited ("New Raglan") is a corporation existing under the laws of the Province of Ontario, with the corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Canadian Prospectus;

  (iv)
  The Purchase Agreement has been duly authorized, and, to the extent that execution and delivery are governed by the laws of the Province of Ontario, executed and delivered by the Company;

  (v)
  The Notes have been duly authorized, executed, authenticated and issued pursuant to the Indenture and, to the extent that execution and delivery are governed by the laws of the Province of Ontario, executed and delivered by the Company; the Notes and the Indenture conform in all material respects to the descriptions thereof in the Canadian Prospectus;

  (vi)
  The Indenture has been duly authorized and, to the extent that execution and delivery are governed by the laws of the Province of Ontario, executed and delivered by the Company;

  (vii)
  The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, the Purchase Agreement and the consummation of the transactions therein contemplated will not (A) result in any violation of the provisions of the articles or by-laws of the Company, (B) to the best of our knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the assets of the Company is subject (except any violation or default not readily ascertainable from the face of any such agreement or instrument or arising under or based upon any cross default provision insofar as it relates to an agreement or instrument not known to us), or (C) result in a violation of any statute, order, rule or regulation applicable to the Company, of any Ontario or Canadian federal court or any Ontario or Canadian federal governmental agency or body having jurisdiction over the Company or any of its properties, except such conflicts, breaches, violations, defaults, liens, charges and encumbrances related to the opinions set forth in (B) and (C) above which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

  (viii)
  No consent, approval, authorization, order, registration or qualification of or with any such Ontario or Canadian federal court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by the Purchase Agreement or the Indenture, except such as have been obtained;

  (ix)
  The Canadian Basic Prospectus and each document incorporated by reference therein has been duly approved by, or under the authority of, the Board of Directors of the Company;

  (x)
  The documents incorporated by reference in the Canadian Basic Prospectus and the prospectus supplement thereto dated May 22, 2003 in respect of the Notes (the "Supplement"), each as amended or supplemented, (other than the financial statements and related schedules and other financial information contained therein, as to which we express no opinion), as of their respective issue dates and the dates they were filed with the OSC, complied as to form in all material respects with the applicable requirements of the OSA;

  (xi)
  The exhibits to the Registration Statement included or incorporated by reference in the Prospectus and the documents incorporated by reference in the Canadian Prospectus, include the only reports or information (other than the Canadian Basic Prospectus and the Supplement) that in accordance with the requirements of the OSA are required to be made publicly available by the OSC in connection with the offering of the Notes being made in the Province of Ontario; and the Canadian Basic Prospectus, as supplemented by the Supplement, complies as to form in all material respects with the applicable requirements of the OSA;

  (xii)
  The Company has received a receipt from the OSC for the Canadian Basic Prospectus and any amendments thereto filed under the OSA prior to the Time of Delivery; to the best of our knowledge, no order having the effect of ceasing or suspending the use of any prospectus relating to the Notes has been issued and no proceeding for that purpose has been initiated or threatened by the OSC;

  (xiii)
  The statements set forth in the Canadian Prospectus under the captions, "Certain Income Tax Considerations — Certain Canadian Income Tax Considerations" and "Description of the Notes — Enforceability of Judgments" insofar as such statements constitute a summary of the Canadian legal matters, documents or proceedings referred to therein are fair and accurate summaries of the matters referred to therein;

  (xiv)
  No withholding tax imposed under the federal laws of Canada will be payable in respect of the commission or for fees payable by the Company pursuant to the Purchase Agreement to any Underwriter who is not resident in Canada and with whom the Company deals at arm's length, provided that such commission or fee is reasonable in the circumstances and is payable in respect of identifiable services rendered by such Underwriter outside of Canada and which are performed by such Underwriter in the ordinary course of a business carried on by it that includes the performance of such a service for a commission or fee;

  (xv)
  A court of competent jurisdiction in the Province of Ontario (a "Canadian Court") would give effect to the choice of the law of the State of New York ("New York law") as the proper law governing the enforcement of the Indenture, the Notes and the Purchase Agreement; provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein and in our opinion the choice of New York law is not contrary to public policy, as that term is understood under the laws in the Province of Ontario and the federal laws of Canada applicable therein;

  (xvi)
  The Company has validly designated CT Corporation as its agent to receive service of process in the United States of America in the Purchase Agreement and the Indenture. In an action on a final and conclusive judgment in personam of any federal or state court sitting in the State of New York (a "New York Court") that is not impeachable as void or voidable under New York law, a Canadian Court would give effect to the appointment by the Company of CT Corporation System as its agent to receive service of process in the United States of America under the Indenture and the Purchase Agreement and to the provisions in the Indenture and the Purchase Agreement whereby the Company has submitted to the non-exclusive jurisdiction of a New York Court;

  (xvii)
  If the Indenture, the Purchase Agreement, or the Notes are sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York law, a Canadian Court would, subject to paragraph (xv) above, recognize the choice of New York law and, upon appropriate evidence as to such law being specifically pleaded and proved, apply such law to all issues that under conflict of laws rules in the Province of Ontario are to be determined in accordance with the proper or governing law of New York, provided that such court will not apply (i) those laws of New York that it characterizes as being of a revenue, penal or public law nature, or (ii) those New York laws, the application of which would be, contrary to public policy as that term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein; provided however, that, in matters of procedure, the laws of the Province of Ontario will be applied, and a Canadian Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein, for such court to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere; and in our opinion none of the provisions of the Indenture, the Purchase Agreement or the Notes, are contrary to public policy, as that term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein.

  (xviii)
  The laws of the Province of Ontario and the laws of Canada applicable therein permit an action to be brought in a Canadian Court to enforce a final and conclusive judgment in personam of a New York Court respecting the enforcement of the Indenture, the Purchase Agreement or the Notes that is not impeachable as void or voidable under New York law for a sum certain if: (A) the New York Court rendering such judgment properly exercised jurisdiction over the judgment debtor as recognized by the courts of the Province of Ontario (and submission by the Company to the jurisdiction of the New York Courts pursuant to the Indenture and the Purchase Agreement will be sufficient for this purpose); (B) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (C) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal or public laws; (D) a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by a court in the Province of Ontario or been decided by a foreign authority and the decision meets the necessary conditions for recognition under the laws of the Province of Ontario; (E) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the Canadian court; (F) in the case of a judgment obtained by default, there has been no manifest error in the granting of such judgment; (G) interest payable on the Notes is not characterized by the Canadian court as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); (H) the action to enforce such judgment is commenced within the related limitation period prescribed under the laws of the Province of Ontario; and (I) in the case of a judgment obtained by default, has been no manifest error in the granting of such judgment, except that under the Currency Act (Canada), a Canadian Court may only give judgment in Canadian dollars. In our opinion, a Canadian Court would not avoid the enforcement of judgments of a New York Court respecting the enforcement of the Indenture or the Notes based on a reasonable interpretation of public policy, as that term is understood under the laws of the Province of Ontario and the federal laws of Canada applicable therein;

  (xix)
  The Company is a "reporting issuer" not in default under the Securities Act (Ontario); and

  (xx)
  The Indenture and the issuance of the Notes thereunder are subject to and comply with the Business Corporations Act (Ontario); and no registration, filing or recording of the Indenture under the laws of Canada or the Province of Ontario is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Notes issued thereunder.

        We have participated in the preparation of the Registration Statement, the Canadian Prospectus and the U.S. Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, and the representatives of the Underwriters, at which the contents of the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and related matters were discussed and, although we have not undertaken to investigate or verify independently, and we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus, except for those referred to in paragraph (xiii) above, on the basis of the foregoing, no facts have come to our attention that would lead us to believe that the Canadian Prospectus or any amendment or supplement thereto made prior to the date thereof (except for financial statements and schedules and other financial and accounting data included therein or omitted therefrom and any auditor's report therein, as to which we need make no statement), at the time the Canadian Prospectus were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact (as defined in the Securities Act (Ontario)) or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such counsel may also rely as to matters involving the application of laws of any jurisdiction other than the Province of Ontario or the Federal laws of Canada, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters.

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Exhibit 4.6
EXECUTION COPY
Table of Contents
PURCHASE AGREEMENT
SCHEDULE A
SCHEDULE B FALCONBRIDGE LIMITED
SIGNIFICANT SUBSIDIARIES
OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON COMPANY'S U.S. COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)
OPINION OF MCCARTHY TÉTRAULT LLP COMPANY'S CANADIAN COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)